As filed with the Securities and Exchange Commission on February 8, 2021
Registration Statement No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California	95-2086631
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

2017 Directors Equity Incentive Plan
(Full title of the plan)

A. Charles Wilson
16139 Wyandotte Street
Van Nuys, California 91406
(Name and address of agent for service)

(818) 787-7000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value	300,000 (4)	$4.77	$1,431,000	$156.12

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares that may be offered or sold as a result of any future adjustments in accordance with the terms of the above-described Plan , including stock splits, stock dividends or similar transactions.

(2)
The price of $4.77 per share, which is the average of the high and low prices of the common stock as reported on the NYSE American on Febuary 4, 2021, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

(3)
Calculated pursuant to Section 6(b) of the Securities Act.

(4)
Represents shares of Common Stock added to the Registrant’s 2017 Directors Equity Incentive Plan as a result of an amendment thereto.

EXPLANATORY NOTE

This registration statement on Form S-8 registers an additional 300,000 shares of the Common Stock, no par value, (the “Common Stock”) of Trio-Tech International, a California corporation (the "Registrant"), for issuance under the Registrant's 2017 Directors Equity Incentive Plan, which shares are in addition to the initial 300,000 shares of the Registrant’s Common Stock under the Registrant’s 2017 Directors Equity Incentive Plan registered on Form S-8 (File No. 333-222920) filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2018 (the “Prior Registration Statement”).

On December 8, 2020, the Registrant’s stockholders approved an amendment to the 2017 Directors Equity Incentive Plan, pursuant to which the number of shares of Common Stock reserved thereunder was increased by 300,000 shares to an aggregate of 600,000 shares (the “Amendment”).  This Registration Statement covers such additional 300,000 shares of Common Stock reserved under the 2017 Directors Equity Incentive Plan as a consequence of the Amendment.

The Prior Registration Statement also covered shares of Common Stock issuable under the Registrant’s 2017 Employee Stock Option Plan and all previously registered but unsold shares under the 2017 Employee Stock Option Plan continue to be covered by the Prior Registration Statement as updated (to the extent applicable) by this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated by reference in this Registration Statement:

(a)
Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, including the portions of the Registrant’s Proxy Statement for the Annual Meeting held on December 8, 2020 filed with the Commission on October 27, 2020 incorporated by reference in Part III of such Annual Report on Form 10-K;

(b)
Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020;

(c)
Registrant’s Current Reports on Form 8-K filed on September 24, 2020, November 17, 2020 and December 11, 2020 (except that any portions thereof that are furnished and not filed shall not be deemed incorporated); and

(d)
The description of Registrant's Common Stock, no par value, registered under Section 12(b) of the Exchange Act, contained in Registrant's Registration Statement on Form 8-A, dated September 28, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit
Number
Description

5.1
Opinion and Consent of Reed Smith LLP
23.1
Consent of Independent Registered Public Accounting Firm
23.2
Consent of Reed Smith LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on Februay 8, 2021.

TRIO-TECH INTERNATIONAL By: /s/ VICTOR H.M. TING Name: Victor H.M. Ting, Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Charles Wilson	Chairman and Director	February 8, 2021
A. Charles Wilson

/s/ S.W.Yong	President, Chief Executive Officer and Director	February 8, 2021
S.W. Yong	(Principal Executive Officer)

/s/Victor H.M.Ting	Corporate Vice-President	February 8, 2021
Victor H. M. Ting	Chief Financial Officer and Director

/s/Richard M. Horowitz	Director	February 8, 2021
Richard M. Horowitz

/s/Jason T. Adelman	Director	February 8, 2021
Jason T. Adelman

EXHIBIT INDEX

Exhibit
Number
Description

5.1
Opinion and Consent of Reed Smith LLP
23.1
Consent of Independent Registered Public Accounting Firm
23.2
Consent of Reed Smith LLP (included in Exhibit 5.1)